[GRAPHIC  OMITED]
                                                      HARRIS BEACH LLP
                                                      ATTORNEYS AT LAW

                                                      99 GARNSEY ROAD
                                                      PITTSFORD, NEW YORK  14534
                                                      (585) 419-8800




August  16,  2004




Intervest Mortgage Corporation
One Rockefeller Plaza (Suite 400)
New York, New York 10020-2002

     Re:  INTERVEST  MORTGAGE  CORPORATION
          REGISTRATION  STATEMENT  ON  FORM  S-11

Gentlemen:

     You have requested our opinion in connection with a Registration Statement on Form S-11 (the "Registration Statement") filed by Intervest Mortgage Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the Company's issuance and sale of up to $14,000,000 principal amount of its Series __/__/__ Subordinated Debentures (the "Debentures"). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the Bylaws of the Company, Certificates of Public Officials and Officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

     Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that:

     a. The Company is a corporation validly existing and in good standing under the laws of the State of New York.

     b. The Debentures, when executed and authenticated in the manner set forth in the Indenture and issued, sold and delivered against payment therefor in accordance with the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms, subject to (i) applicable bankruptcy, moratorium, insolvency, reorganization and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Intervest  Mortgage  Corporation                                HARRIS BEACH LLP
August  16,  2004                                               ATTORNEYS AT LAW
Page  2




     We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

     The opinions set forth above are limited to the laws of the state of New York and the federal laws of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus included in the Registration Statement.


                                   Very truly yours,

                                   Harris Beach LLP



                                   By:  /s/  Thomas E. Willett
                                        ------------------------
                                        Thomas E. Willett,
                                        Member of the Firm


Enc.